Exhibit 23.1


                        CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-105095) and related Prospectus of InterActiveCorp (formerly USA Interactive) and to the incorporation by reference therein of our report dated February 6, 2003, with respect to the consolidated financial statements and schedule of USA Interactive (presently InterActiveCorp) included in its Annual Report
(Form 10-K), for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

New York, New York
July 15, 2003